Exhibit 99.1

Bottomline Technologies Reports Fourth Quarter and Full Year Fiscal 2021 Results
Payment Platforms Subscription Revenue Growth Highlights Fourth Quarter

PORTSMOUTH, N.H. – August 10, 2021 – Bottomline Technologies (Nasdaq: EPAY), a leading provider of financial technology that makes complex business payments simple, smart and secure, today reported financial results for the fourth quarter and fiscal year ended June 30, 2021.

“We were pleased with our financial and operational performance in the fourth quarter,” said Rob Eberle, CEO. “Our results for the quarter and for the fiscal year reflect continued demand in the large and growing digital banking and payments markets, the leadership position of our products, and the execution of our teams. We are particularly pleased to see an acceleration in growth of our payment platforms, Paymode-X and PTX. As we enter the new fiscal year, we remain focused on our strategic plan and our goal of sustainable subscription revenue growth in the 15 to 20 percent range. We are confident in our ability to execute against our plan and to drive increased shareholder value.”

Fourth Quarter 2021 Financial Highlights
•Subscription revenue was $101.0 million for the fourth quarter, an increase of 15% as compared to the fourth quarter of last year. Subscription revenue was 83% of total revenues, up 4 percentage points from 79% a year prior.
•Total revenue in the fourth quarter was $122.1 million, an increase of 10% as compared to the fourth quarter of last year.
•GAAP net loss for the fourth quarter was $(7.3) million. GAAP net loss per share was $(0.17) for the fourth quarter.
•Adjusted EBITDA for the fourth quarter was $24.2 million, which was 20% of overall revenue.
•Core earnings per share was $0.27 for the fourth quarter.

Fiscal 2021 Financial Highlights
•Subscription revenue for the year was $384.7 million, up 13% from a year prior. Subscription revenue was 82% of total revenues, up 5 percentage points from 77% a year prior.
•Total revenue for the year was $471.4 million, up 7% from a year prior.
•GAAP net loss for the year was $(16.3) million or $(0.38) per share.
•Adjusted EBITDA for the year was $100.0 million or 21% of overall revenue.
•Core earnings per share for the year was $1.16.

Adjusted EBITDA and core earnings per share are calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

Fourth Quarter Customer Highlights
•32 organizations selected Paymode-X to automate their AP processes, with clients spanning a wide variety of industries such as healthcare, higher education, property management and public administration.
•3 banks selected Bottomline’s banking solutions platforms to help them compete and grow their corporate and business banking franchises through Bottomline's intelligent engagement solutions. A $600 billion bank expanded its relationship with Bottomline to service its highest value customers via the Digital Banking IQ Payments & Cash Management platform.
•5 new customers chose Bottomline's legal spend management solutions to automate, manage and control their legal spend.

Fourth Quarter Strategic Corporate Highlights
•Ardent Partners recognized Bottomline’s Paymode-X a Market Leader in its 2021 ePayables Technology Advisor, citing the platform’s breadth and depth of B2B payments capabilities and comprehensive governance, risk and compliance capabilities.
•Bottomline’s Paymode-X partnered with BillTrust’s Business Payments Network (BPN) to connect its customers with card acceptance endpoints on the BillTrust BPN.
•The Bottomline 2021 Business Payments Barometer launched in June, affirming Bottomline’s opportunity in the UK and its PTX payments strategy. Key findings from this year’s survey of 800 financial decision makers in the UK included: 71% of enterprise businesses say receiving money has never been more important; 70% of large businesses are most concerned about external cyber-attacks; and just half of businesses feel prepared for Open Banking, down 8% from 2020.
•Bottomline’s Digital Banking IQ partnered with Autobooks to provide Autobooks customers a unified digital banking, invoicing, receivables and accounting experience aimed at small businesses.
•The Bottomline Legal Spend Management group hosted a two-day Customer Insights Exchange virtual event with participants from 80 of the insurance industry’s leading carriers, to discuss industry developments, share best practices, and collaborate with peers and the Bottomline team.

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About Bottomline Technologies
Bottomline Technologies (Nasdaq: EPAY) makes complex business payments simple, smart, and secure. Corporations and banks rely on Bottomline for domestic and international payments, efficient cash management, automated workflows for payment processing and bill review, and fraud detection, behavioral analytics and regulatory compliance solutions. Thousands of corporations around the world benefit from Bottomline solutions. Headquartered in Portsmouth, NH, Bottomline delights customers through offices across the U.S., Europe, and Asia-Pacific. For more information visit www.bottomline.com.

In connection with this earnings release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and non-GAAP to GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.

Cautionary Language
This press release and our responses to questions on our conference call discussing our quarterly results may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, achieve financial goals, expand margins and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “likely,” “should,” “may,” “believes,” “plans,” “anticipates,” “expects,” “forecasts,” “look forward,” “opportunities,” “confident,” “trends,” “future,” “estimates,” “targeted,” "on track," and similar expressions) should be considered to be forward-looking statements. Statements about the effects of the current and near-term market and macroeconomic environment on Bottomline, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties that are subject to change based on various important factors (some of which are beyond Bottomline's control). Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions, including the potential effects of the COVID-19 pandemic on any of the foregoing. For additional discussion of factors that could impact Bottomline Technologies' operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2020 and the subsequently filed Form 10-Q's and Form 8-K's or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements to reflect events or circumstances after today’s date or to reflect the occurrence of unanticipated events.

Contact:
Investor Relations
Angela White
Bottomline
(603) 501-4899
investors@bottomline.com

Corporate Communications
John Stevens
Bottomline
(603) 501-4840
pr@bottomline.com

BTInvestorPR

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Core net income, core earnings per share, adjusted EBITDA and adjusted EBITDA as a percentage of revenue are all non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of acquisition related intangible assets, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, excess depreciation expense associated with facility exit events, minimum pension liability adjustments, amortization of debt issuance costs and other costs and other non-core or nonrecurring benefits or expenses that may arise from time to time.

Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services and integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts.

Periodically, such as in periods that include significant foreign currency volatility, we may present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

Adjusted EBITDA and adjusted EBITDA as a percentage of revenue represents our GAAP net income or loss, adjusted for charges related to interest expense, income taxes, depreciation and amortization and other charges as noted in the reconciliation that follows.

Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. The same non-GAAP information is used for corporate planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. This non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP.

Non-GAAP Financial Measures (Continued)

Reconciliation of Core Net Income

A reconciliation of core net income to GAAP net loss for the three and twelve months ended June 30, 2021 and 2020 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
GAAP net loss	$(7,295)	$(3,003)	$(16,288)	$(9,229)
Amortization of acquisition-related intangible assets	5,559	5,086	21,173	20,370
Stock-based compensation plan expense	11,889	10,746	45,533	42,044
Acquisition and integration-related expenses	250	1,007	2,328	5,647
Restructuring expense	3,257	713	4,244	1,652
Minimum pension liability adjustments	(71)	1,110	(190)	1,250
Amortization of debt issuance costs	104	104	414	414
Excess depreciation associated with restructuring events	105		633
Global ERP system implementation and other costs	—	—	—	485
Other non-core benefit	(909)	(471)	(927)	(481)
Tax effects on non-GAAP income	(1,035)	(4,192)	(7,006)	(13,069)

Core net income	$11,854	$11,100	$49,914	$49,083

Reconciliation of Diluted Core Earnings per Share
A reconciliation of our diluted core earnings per share to our GAAP diluted net loss per share for the three and twelve months ended June 30, 2021 and 2020 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020

GAAP diluted net loss per share	$(0.17)	$(0.07)	$(0.38)	$(0.22)

Plus:
Amortization of acquisition-related intangible assets	0.13	0.12	0.49	0.48
Stock-based compensation plan expense	0.28	0.25	1.06	1.00
Acquisition and integration-related expenses	—	0.02	0.05	0.14
Restructuring expense	0.07	0.02	0.10	0.04
Excess depreciation associated with restructuring events	—	—	0.01	—
Global ERP system implementation and other costs	—	—	—	0.01
Other non-core benefit	(0.02)	(0.01)	(0.02)	(0.01)
Minimum pension liability adjustments	—	0.03	—	0.03
Amortization of debt issuance costs	—	—	0.01	0.01
Tax effects on non-GAAP income	(0.02)	(0.10)	(0.16)	(0.31)

Diluted core earnings per share	$0.27	$0.26	$1.16	$1.17

Non-GAAP Financial Measures (Continued)

A reconciliation of our non-GAAP weighted average shares used in computing diluted core earnings per share to our GAAP weighted average shares used in computing basic and diluted net loss per share for the three and twelve months ended June 30, 2021 and 2020 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
Numerator:

Core net income	$11,854	$11,100	$49,914	$49,083

Denominator:

Weighted average shares used in computing basic net loss per share for GAAP	43,127	42,078	42,793	41,770

Impact of dilutive securities (stock options, restricted stock awards and employee stock purchase plan) (1)	28	287	191	335

Weighted average shares used in computing diluted core earnings per share	43,155	42,365	42,984	42,105
(1)     These securities are dilutive on a GAAP basis in periods where we report GAAP net income. These securities are anti-dilutive on a GAAP basis in periods where we report GAAP net loss.

Non-GAAP Financial Measures (Continued)

Reconciliation of Adjusted EBITDA
A reconciliation of our adjusted EBITDA to GAAP net loss for the three and twelve months ended June 30, 2021 and 2020 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020

GAAP net loss	$(7,295)	$(3,003)	$(16,288)	$(9,229)

Adjustments:
Other expense and pension adjustments	142	1,981	3,843	5,025
Income tax (benefit) provision	1,454	(454)	5,826	1,828
Depreciation and amortization	8,783	7,425	32,545	27,232
Amortization of acquisition-related intangible assets	5,559	5,086	21,173	20,370
Stock-based compensation plan expense	11,889	10,746	45,533	42,044
Acquisition and integration-related expenses	250	1,007	2,328	5,647
Restructuring expense	3,257	713	4,244	1,652
Excess depreciation associated with restructuring costs	105	—	633	—
Global ERP system implementation and other costs	—	—	—	485
Other non-core (benefit) expense	48	(84)	196	(94)

Adjusted EBITDA	$24,192	$23,417	$100,033	$94,960

Adjusted EBITDA as a percent of Revenue

A reconciliation of adjusted EBITDA as a percent of revenue to GAAP net loss as a percent of revenue for the three and twelve months ended June 30, 2021 and 2020 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
GAAP net loss as a percent of revenue	(6%)	(3%)	(3%)	(2%)
Adjustments:
Other expense and pension adjustments	0%	2%	1%	1%
Income tax provision (benefit)	1%	0%	1%	0%
Depreciation and amortization	7%	7%	7%	6%
Amortization of acquisition-related intangible assets	5%	4%	4%	5%
Stock-based compensation plan expense	10%	10%	10%	10%
Acquisition and integration-related expenses	0%	1%	0%	1%
Restructuring expense	3%	0%	1%	0%
Adjusted EBITDA as a percent of revenue	20%	21%	21%	21%

Bottomline Technologies
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Subscriptions	$101,021	$87,728	$384,742	$339,410
Software licenses	1,203	1,176	5,074	8,098
Service and maintenance	19,441	21,088	79,319	91,706
Other	464	647	2,268	3,007

Total revenues	122,129	110,639	471,403	442,221

Cost of revenues:
Subscriptions	41,701	35,533	153,308	136,417
Software licenses	80	128	412	528
Service and maintenance	9,402	11,439	41,154	49,955
Other	343	523	1,578	2,186
Total cost of revenues	51,526	47,623	196,452	189,086

Gross profit	70,603	63,016	274,951	253,135

Operating expenses:
Sales and marketing	33,378	26,383	119,883	106,429
Product development and engineering	20,184	18,391	78,090	73,019
General and administrative	17,391	14,909	63,353	56,749
Amortization of acquisition-related intangible assets	5,559	5,086	21,173	20,370
Total operating expenses	76,512	64,769	282,499	256,567

Loss from operations	(5,909)	(1,753)	(7,548)	(3,432)

Other income (expense), net	68	(1,704)	(2,914)	(3,969)

Loss before income taxes	(5,841)	(3,457)	(10,462)	(7,401)
Income tax (provision) benefit	(1,454)	454	(5,826)	(1,828)

Net loss	$(7,295)	$(3,003)	$(16,288)	$(9,229)

Net loss per share:
Basic and Diluted	$(0.17)	$(0.07)	$(0.38)	$(0.22)

Shares used in computing net loss per share:
Basic and Diluted	43,127	42,078	42,793	41,770

Bottomline Technologies
Unaudited Condensed Consolidated Balance Sheets
(in thousands)
	June 30,	June 30,
	2021	2020
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$144,148	$205,041
Cash and cash equivalents, held for customers	9,836	6,304
Accounts receivable	72,978	69,970
Other current assets	34,653	28,328

Total current assets	261,615	309,643

Property and equipment, net	68,471	67,155
Operating lease right-of-use assets, net	27,570	24,712
Goodwill and intangible assets, net	409,389	359,824
Other assets	48,683	31,803

Total assets	$815,728	$793,137

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,428	$13,422
Accrued expenses and other current liabilities	45,925	48,198
Customer account liabilities	9,836	6,304
Deferred revenue	88,679	82,074

Total current liabilities	155,868	149,998

Borrowings under credit facility	130,000	180,000
Deferred revenue, non-current	12,559	13,959
Operating lease liabilities, non-current	26,629	20,670
Deferred income taxes	14,574	8,656
Other liabilities	19,864	27,520

Total liabilities	359,494	400,803

Stockholders' equity
Common stock	49	48
Additional paid-in-capital	819,392	764,906
Accumulated other comprehensive loss	(16,081)	(48,675)
Treasury stock	(150,282)	(143,333)
Accumulated deficit	(196,844)	(180,612)

Total stockholders' equity	456,234	392,334

Total liabilities and stockholders' equity	$815,728	$793,137